Exhibit 23-1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-63673, 33-58686 and 33-53159) and in the Registration Statements on Form S-8 (Nos. 2-63038, 2-84088, 33-15319, 33-16790, 33-28413,
33-35305, 33-50813, 33-64959, 333-04459, 333-03941, 333-61859, and 333-66051)
of Gannett Co., Inc. of our report dated January 28, 2000, relating to the financial statements of Central Newspapers, Inc., as of December 26, 1999, and for the fifty-two weeks then ended, which appears in the Current Report on Form 8-K/A of Gannett Co., Inc. dated October 16, 2000.


/s/PricewaterhouseCoopers LLP
---------------------------------
PricewaterhouseCoopers LLP
Phoenix, Arizona
October 13, 2000

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